EXHIBIT 10.1

                              CONSULTANT AGREEMENT

         THIS AGREEMENT is entered into as of the 10th day of December, 2001, by and between Advanced Technologies, Inc., a Nevada corporation (hereinafter the "Company"), and International Capital Management Group, Inc. (hereinafter "Consultant") under the following terms and conditions:

                                    RECITALS:

         WHEREAS, Consultant, a Delaware corporation, has one shareholder and such shareholder is Consultant's sole Board of Director and sole Officer, and,

         WHEREAS, it in the best interest of the Company to employ the services of Consultant upon the terms and conditions hereinafter set forth; and;

         WHEREAS, it is the desire of Consultant to be employed upon the terms and conditions hereinafter set forth; and;

         WHEREAS, the Company requires the services of the Consultant to advise the Company with respect to public relations for the Company and any potential mergers and acquisitions the Company may engage in; and

         WHEREAS, through inadvertence only, adequate compensation for the Consultant's services had not previously been provided for.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       COMPENSATION

         1.1 The Consultant agrees to accept and the Company agrees to compensate the Consultant by issuing and delivering to consultant 3,250,000 unrestricted shares of the Company's common stock to be issued under a Form S-8 Registration to be undertaken by the Company as soon as practicable.

         1.2 Compensation shall not be subject to withholding or other taxes as they shall be the responsibility of the Consultant.


2.       SERVICES

         2.1 Consultant agrees to provide to the Company the following services on behalf of the Company:

         (1) Assist the Company in evaluating potential merger and acquisition candidates;

         (2) Assist the Company in performing due diligence for potential mergers and acquisitions candidates;

         (3) Assist the Company in structuring potential mergers and acquisitions

         (4)   Retain a public relations firm for the Company.

         2.2 All out of pocket expenses incurred by the Consultant on behalf of the Company and evidenced by receipt and pre-approved by the Company, shall be the responsibility of the Company.

3.       TERM

         This agreement shall expire December 31, 2002.

4.       THE COMPANY'S AUTHORITY

         Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors either orally or in writing respecting performance of its duties and to carry out and perform orders, directions and policies stated by the Board of Directors, from time to time, either orally or in writing.

5.       NOTICES

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United State Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:         Advance Technologies, Inc.
                                 716 Yarmouth Road, #215
                                 Palos Verdes Estates, CA 90275
                                 Attn:  Gary Ball, President

         CONSULTANT:             International Capital Management
                                 Group, Inc.
                                 3956 Northwest 24th Terrace
                                 Boca Raton, Florida 33431
                                 Attn: Mark Foglia

6.       GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of California.

7.       BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

8.       CORPORATE APPROVALS

         The Company represents and warrants that the execution of this Agreement by its respective corporate officers named below (i) has been duly authorized by the Board of Directors of the Company, (ii) is not in conflict with any Bylaw or other agreement, and (iii) will be a binding obligation of the Company enforceable in accordance with its terms.

         IN WITNESS WHEREOF, THE parties hereto have executed this Agreement as of the date above written.



ADVANCE TECHNOLOGIES, INC.

By: /s/GARY BALL
     -----------------------
       Gary Ball, President


INTERNATIONAL MANAGEMENT GROUP, INC.

By: /s/MARK FOGLIA
     -------------------------
       Mark Foglia, President